Exhibit 99

FOR RELEASE –– OCTOBER 30, 2013

Corning Announces Third-Quarter Financial Performance

LCD customer agreements renewed

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the third quarter of 2013. The results being reported today are consistent with the preview provided by the company on Oct. 22, 2013. Third-quarter results included:

•	Core sales were $2.1 billion*, an increase of 10% over the comparable period last year. Net sales (GAAP) were $2.1 billion.
•
Core earnings per share were $0.33*, demonstrating the fourth consecutive quarter of year-over-year core earnings-per-share growth, and an increase of 18% over a year ago. GAAP earnings per share were $0.28.

•	In the Display Technologies segment, LCD glass sequential price declines continue to be moderate, as expected. Combined sequential LCD glass volume was up slightly.
•	In the Telecommunications segment, sales increased 24% and core net income increased 86%* on a year-over-year basis. GAAP earnings increased 77% for the same period.
•	Core gross margin was 44%*, up nearly two percentage points year over year and up slightly sequentially.

Third-Quarter Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q3 2013	Q3 2012	% Change
Core Net Sales	$2,108	$1,920	10%
Core Equity Earnings	$ 121	$ 173	(30%)
Core Earnings	$ 487	$ 415	17%
Core Earnings EPS	$ 0.33	$ 0.28	18%

	GAAP
	Q3 2013	Q3 2012	% Change
Net Sales	$2,067	$2,038	1%
Equity Earnings	$ 138	$ 240	(43%)
Net Income	$ 408	$ 533	(23%)
EPS	$ 0.28	$ 0.36	(22%)

*These are non-GAAP financial measures. Corning moved to disclosing core performance measures to provide investors a clear view of the company’s core operating results. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen to U.S. dollar exchange rate and other yen transactions, equity earnings from the polysilicon business of Dow Corning Corporation, as well as other special items. See “Use of Non-GAAP Financial Measures” in our Form 8-K filed on Oct. 30, 2013, for details on Core Performance measures.

Corning Announces Third-Quarter Financial Performance
Page Two

“We had excellent third-quarter results. Our strong sales and gross margin performance drove an 18%* improvement in core earnings per share in the quarter. One of our goals over the past 18 months has been to restore positive momentum in our Display Technologies segment. We achieved another important milestone on this front recently by renewing the customer agreements that we first announced last October. The renewals carry through at least 2014,” Wendell P. Weeks, chairman, chief executive officer and president, said.

Third-Quarter Core Performance Segment Results
Display Technologies segment core sales for the wholly owned LCD glass business were $689 million*, a 7% improvement compared with a year ago. Total glass volume from Corning’s wholly owned business and Samsung Corning Precision Materials Co., Ltd., (SCP) saw low-teens year-over-year increases and a low-single-digit sequential improvement. LCD glass price declines for the wholly owned business and SCP were moderate and in line with expectations. Core earnings were down 9% year over year. This decline was entirely driven by reduced earnings at SCP. The core earnings of the wholly owned business were up significantly year over year.

Telecommunications segment sales were $650 million, a 24% increase from last year’s third quarter. The increase was driven primarily by stronger results from its carrier, enterprise, and wireless network businesses. Core earnings were up 86%* year over year, reflecting increased sales volume in combination with cost controls.

Specialty Materials segment sales grew 8% sequentially to $326 million, meeting company expectations. Segment core earnings grew 23%* sequentially, driven by increased sales and manufacturing improvements in Corning® Gorilla® Glass.

Environmental Technologies segment sales were $225 million, a 3% decline year over year. However, improved operating performance and excellent manufacturing efficiency resulted in earnings growth of 19% in the quarter.

Life Sciences segment sales increased 39% year over year to $215 million. The growth was driven by the successful acquisition of the Discovery Labware business, offset somewhat by the impact of the U.S. government sequestration. Core earnings for the Life Sciences segment more than doubled from last year.

Core equity earnings from Dow Corning Corporation were comparable to those of a year ago for the third quarter, and better than expectations.

Core gross margin in the quarter was 44%*, exceeding expectations and providing a significant improvement sequentially and year over year. Corning ended the quarter with $5.4 billion in cash and short-term investments. The company used $209 million to repurchase approximately 14 million shares as part of its continuing program to return value to shareholders.

Looking Forward
“We anticipate that fourth-quarter results will be sequentially lower due to normal seasonal declines in our non-display businesses. This decline will be larger than normal due to a more significant downturn in optical fiber sales volume. The optical fiber decline is occurring primarily in North America and China. We are also seeing slower-than-expected construction of the National Broadband Network (NBN) in Australia,” James B. Flaws, vice chairman and chief financial officer, said.

Corning Announces Third-Quarter Financial Performance
Page Three

The company anticipates fourth-quarter LCD glass volume being down by low single digits on a sequential basis, and sequential price declines will be consistent with recent quarters. Global retail TV demand remains on track with the company’s expectations, and overall screen sizes are growing. Inventory levels in the supply chain are expected to remain in the 15-to 16-week range, down from a high of 18 weeks earlier in the year.

Sequentially, Specialty Materials segment sales are expected to be in line with the previous quarter. Telecommunications segment sales in the fourth quarter are expected to be down slightly year over year.

In the Environmental Technologies segment, the company expects sales to be up slightly from the fourth quarter of 2012. In the Life Sciences segment, sales are expected to be up 10% over last year, driven by the Discovery Labware acquisition.

Core equity earnings from Dow Corning are expected to be consistent with last quarter.

“Despite the stronger seasonality impact on the fourth quarter, we remain well-positioned for growth in the future,” Flaws said. “Acquiring full ownership of Samsung Corning Precision should generate strong financial results for Corning. When the deal is complete early next year, we should add approximately $2 billion in annual sales and about $350 million in incremental net income to our bottom line. When combined with our newly announced share repurchase program, Corning should see approximately 20% accretion in fully diluted earnings per share.”

Upcoming Investor Events
Corning will attend the UBS Technology Conference on Nov. 20 in Sausalito, Calif., and also attend the Credit Suisse Technology Conference on Dec. 3 in Scottsdale, Ariz.

Third-Quarter Conference Call Information
The company will host a third-quarter conference call on Wednesday, Oct. 30, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1092 or for international access call (612) 288-0329 approximately 10-15 minutes prior to the start of the call. The password is ‘QUARTER THREE’. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Investor Events” on the left. A replay will be available beginning at 11:00 a.m. ET and will run through 5 p.m. ET, Wednesday, Nov. 13, 2013. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 304926. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

Corning Announces Third-Quarter Financial Performance
Page Four

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net sales	$2,067	$2,038	$5,863	$5,866
Cost of sales	1,166	1,149	3,309	3,345

Gross margin	901	889	2,554	2,521

Operating expenses:
Selling, general and administrative expenses	265	289	790	848
Research, development and engineering expenses	184	182	541	551
Amortization of purchased intangibles	8	4	23	13
Asbestos litigation charge	5	3	13	9

Operating income	439	411	1,187	1,100

Equity in earnings of affiliated companies	138	240	477	717
Interest income	1	3	5	10
Interest expense	(28)	(32)	(92)	(76)
Other (expense) income, net	(1)	5	329	42

Income before income taxes	549	627	1,906	1,793
Provision for income taxes	(141)	(94)	(366)	(312)

Net income attributable to Corning Incorporated	$408	$533	$1,540	$1,481

Earnings per common share attributable to Corning Incorporated:
Basic	$0.28	$0.36	$1.05	$0.99
Diluted	$0.28	$0.36	$1.04	$0.98
Dividends declared per common share	$0.10	$0.075	$0.29	$0.225

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income attributable to Corning Incorporated	$408	$533	$1,540	$1,481
Other comprehensive income (loss), net of tax	313	231	(431)	183

Comprehensive income attributable to Corning Incorporated	$721	$764	$1,109	$1,664

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	September 30, 2013	December 31, 2012

Assets

Current assets:
Cash and cash equivalents	$4,560	$4,988
Short-term investments, at fair value	886	1,156
Total cash, cash equivalents and short-term investments	5,446	6,144
Trade accounts receivable, net of doubtful accounts and allowances	1,392	1,302
Inventories	1,275	1,051
Deferred income taxes	309	579
Other current assets	706	619
Total current assets	9,128	9,695

Investments	5,160	4,915
Property, net of accumulated depreciation	9,977	10,625
Goodwill and other intangible assets, net	1,551	1,496
Deferred income taxes	2,403	2,343
Other assets	495	301

Total Assets	$28,714	$29,375

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$23	$76
Accounts payable	640	779
Other accrued liabilities	915	1,101
Total current liabilities	1,578	1,956

Long-term debt	2,816	3,382
Postretirement benefits other than pensions	917	930
Other liabilities	1,605	1,574
Total liabilities	6,916	7,842

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,658 million and 1,649 million	829	825
Additional paid-in capital	13,215	13,146
Retained earnings	11,017	9,932
Treasury stock, at cost; Shares held: 211 million and 179 million	(3,237)	(2,773)
Accumulated other comprehensive (loss) income	(75)	356
Total Corning Incorporated shareholders’ equity	21,749	21,486
Noncontrolling interests	49	47
Total equity	21,798	21,533

Total Liabilities and Equity	$28,714	$29,375

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net income	$408	$533	$1,540	$1,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	240	244	730	717
Amortization of purchased intangibles	8	4	23	13
Stock compensation charges	15	16	40	56
Undistributed earnings of affiliated companies in excess of dividends received	(99)	(184)	(256)	(140)
Deferred tax provision	22	30	141	65
Restructuring payments	(6)	(2)	(30)	(3)
Employee benefit payments less than (in excess of) expense	8	14	34	(57)
Unrealized losses (gains) on translated earnings contracts	66		(166)
Changes in certain working capital items:
Trade accounts receivable	(83)	(81)	(139)	(149)
Inventories	(27)	4	(238)	(31)
Other current assets	11	(11)	14	(65)
Accounts payable and other current liabilities	(37)	3	(278)	(42)
Other, net	(41)	64	88	121
Net cash provided by operating activities	485	634	1,503	1,966

Cash Flows from Investing Activities:
Capital expenditures	(244)	(422)	(682)	(1,275)
Acquisitions of businesses, net of cash received			(66)
Investments in affiliates	(4)		(24)	(111)
Short-term investments – acquisitions	(446)	(691)	(1,183)	(1,859)
Short-term investments – liquidations	429	629	1,449	1,618
Premium on purchased collars			(107)
Realized gains on translated earning contracts	30		33
Other, net	1	2	5	6
Net cash used in investing activities	(234)	(482)	(575)	(1,621)

Cash Flows from Financing Activities:
Retirement of long-term debt			(498)
Net repayments of short-term borrowings and current portion of long-term debt	(58)	(11)	(69)	(24)
Principal payments under capital lease obligations			(2)	(1)
Proceeds from issuance of long-term debt, net		144		1,030
Proceeds received for capital investment incentive	82		82
Payments to settle interest rate hedges				(18)
Payments to acquire noncontrolling interest	(38)		(47)
Proceeds from the exercise of stock options	15	7	54	26
Repurchase of common stock for treasury	(209)	(194)	(441)	(580)
Dividends paid	(146)	(112)	(426)	(339)
Net cash (used in) provided by financing activities	(354)	(166)	(1,347)	94
Effect of exchange rates on cash	62	(42)	(9)	(148)
Net (decrease) increase in cash and cash equivalents	(41)	(56)	(428)	291
Cash and cash equivalents at beginning of period	4,601	5,008	4,988	4,661

Cash and cash equivalents at end of period	$4,560	$4,952	$4,560	$4,952

Certain amounts for 2012 were reclassified to conform to the 2013 presentation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended
	June 30, 2013	September 30, 2013	September 30, 2012

Basic	1,469	1,454	1,483
Diluted	1,478	1,463	1,494
Diluted used for non-GAAP measures	1,478	1,463	1,494

Use of Non-GAAP Financial Measures

Corning’s Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core earnings, Core earnings per share, Core gross margin and Core gross margin percentage, Core selling, general and administrative expenses, and Free cash flow are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting these non-GAAP Core measures is helpful to analyze financial performance without the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the Company’s operations.  Detailed reconciliations are provided below outlining the differences between these non-GAAP measures and the most directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$2,067	$138	$549	$408	25.7%	$0.28
Acquisition-related costs (4)			10	7
Provision for income taxes (6)				58		0.04
Asbestos settlement (5)			5	3
Gain on change in control of equity investment (7)				(1)
Equity in earnings of affiliated companies (8)		(22)	(22)	(20)		(0.02)
Hemlock Semiconductor operating results (3)		3	3	3
Hemlock Semiconductor non-operating results (3)		(10)	(10)	(9)		(0.01)
Purchased collars and average rate forwards (2)			46	25		0.02
Other yen-related transactions (2)			(25)	(18)		(0.01)
Constant-yen (1)	41	12	40	31		0.02

Core Performance measures	$2,108	$121	$596	$487	18.3%	$0.33

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(6)
Provision for income taxes:  These items represent discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a Core earnings tax rate.

(7)
Gain on change in control of equity investment:  Adjustment of the gain as a result of certain changes to the Shareholder Agreement of an equity company occurring in the second quarter of 2013, resulting in Corning having a controlling interest that requires consolidation of this investment.

(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported	$1,982	$166	$829	$638	23.0%	$0.43
Acquisition-related costs (4)			8	5
Pension mark-to-market adjustment (6)			(41)	(26)		(0.02)
Asbestos settlement (5)			6	4
Gain on change in control of equity investment (7)			(17)	(11)		(0.01)
Hemlock Semiconductor operating results (3)		(12)	(12)	(11)		(0.01)
Hemlock Semiconductor non-operating results (3)		9	9	9		0.01
Purchased collars and average rate forwards (2)			(229)	(147)		(0.10)
Other yen-related transactions (2)			(27)	(19)		(0.01)
Constant-yen (1)	39	10	36	27		0.02

Core Performance measures	$2,021	$173	$562	$469	16.5%	$0.32

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(6)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(7)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share

As reported *	$2,038	$240	$627	$533	15.0%	$0.36
Asbestos settlement (1)			3	2
Hemlock semiconductor operating results (2)		(11)	(11)	(10)		(0.01)
Hemlock semiconductor non-operating results (2)		(10)	(10)	(9)		(0.01)
Other yen-related transactions (3)			(2)	(1)
Constant-yen (4)	(118)	(46)	(122)	(100)		(0.07)

Core Performance measures	$1,920	$173	$485	$415	14.4%	$0.28

(1)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the Unites States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impact to this business.

(3)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2013			Three months ended September 30, 2012			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported *	$648	$73	$318	$763	$187	$441	(15)%	(61)%	(28)%
Purchased collars (1)			(28)
Other yen-related transaction (1)			(17)			(1)
Constant-yen (2)	41	12	31	(118)	(46)	(107)

Core Performance measures	$689	$85	$304	$645	$141	$333	7%	(40)%	(9)%

(1)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(2)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Telecommunications Segment
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2013		Three months ended September 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$650	$62	$523	$35	24%	77%
Acquisition-related costs (1)		3

Core Performance measures	$650	$65	$523	$35	24%	86%

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2013		Three months ended September 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$326	$65	$363	$59	(10)%	10%
Other yen-related transaction (1)
Constant-yen (2)				7

Core Performance measures	$326	$65	$363	$66	(10)%	(2)%

(1)
Other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(2)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2013		Three months ended September 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$215	$20	$155	$9	39%	122%
Acquisition-related costs (1)		3

Core Performance measures	$215	$23	$155	$9	39%	156%

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions)

	Three months ended September 30, 2013				Three months ended September 30, 2012
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses
As reported *	$901	44%	$265	$184	$889	44%	$289	$182
Acquisition-related costs (1)	2		1				2
Other yen-related transactions (2)	(8)				(1)
Constant-yen (3)	28				(74)

Core Performance measures	$923	44%	$266	$184	$814	42%	$291	$182

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)
Other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

* Results for 2012 include the impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended September 30, 2013 and 2012
(Unaudited; amounts in millions)

	Equity Earnings
	Three months ended September 30, 2013	Three months ended September 30, 2012
As reported	$57	$48
Equity in earnings of affiliated companies (1)	(22)
Hemlock semiconductor operating results (2)	3	(10)
Hemlock semiconductor non-operating results (2)	(10)	(10)

Core Performance measures	$28	$28

(1)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.

(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three and Nine Months Ended September 30, 2013
(Unaudited; amounts in millions)

	Three months ended September 30, 2013	Nine months ended September 30, 2013

Cash flows from operating activities	$485	$1,503

Less: Cash flows from investing activities	(234)	(575)

Plus: Short-term investments – acquisitions	446	1,183

Less: Short-term investments – liquidations	(429)	(1,449)

Free cash flow	$268	$662

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core earnings, Core earnings per share, Core gross margin and Core gross margin percentage and Core selling, general and administrative expenses are adjusted to exclude the impacts of changes in the Japanese yen, the impact of the purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, the results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s consolidated subsidiary, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)
Provision for income taxes:  These items represent discrete adjustments recorded for effects of tax law and realizability of deferred tax assets changes.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a Core earnings tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairment and other charges.

(8)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.  In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized.  Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year.  Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants.  Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.  For further information on the actuarial assumptions and plan assets referenced above, see Management’s Discussion and Analysis of Financial Condition and Results of Operations, under Critical Accounting Estimates - Employee Retirement Plans, and Note 13, Employee Retirement Plans, of Notes to the Consolidated Financial Statements in our Form 10-Q Quarterly Report for the quarter ended September 30, 2013.

(9)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

(10)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results in the silicone products business of Dow Corning, such as settlements under “take-or-pay” contracts.